UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.     )

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JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 19, 2012

John Hancock Bank and Thrift Opportunity Fund

Dear Shareholder:

I am writing to ask for your assistance with an important matter involving your investment in the John Hancock Bank and Thrift Opportunity Fund. The Board of Trustees of your fund has implemented a number of important initiatives designed to enhance shareholder value. In August of this year, the Board approved a 30% increase in the annualized distribution rate from 5.0% of the fund’s net asset value to 6.5% of the fund’s net asset value. Additionally, the Board approved an amendment to the fund’s 80% investment policy to provide the investment team with greater flexibility to take advantage of market opportunities by investing in a broader range of financial services companies. In connection with the change to the fund’s investment policy, the Board also approved changing the fund’s name to John Hancock Financial Opportunities Fund. The investment policy and name changes are scheduled to become effective on December 14, 2012.

In addition to the changes described above, the Board approved a few additional proposals expected to enhance value for shareholders, which require your approval to be effected. The enclosed Proxy Statement includes instructions on how to cast your vote on these proposals. I encourage you to read the attached materials in their entirety, and if you have any questions, please contact us at 1-866-859-8682.

Revisions to, or Elimination of, Fundamental Investment Restrictions

The fund’s shareholders had previously voted in favor of allowing the fund to utilize leverage by issuing equity securities and debt. You are being asked at this meeting to approve a proposal to amend the current fundamental investment restriction regarding borrowing in order to permit the fund to utilize leverage by borrowing from banks and other financial institutions for investment purposes. The change being proposed would provide the fund with flexibility to use the proceeds of borrowed money to take advantage of market opportunities by investing in additional portfolio securities when the return from such investments is expected to exceed the cost of borrowing.

In addition, you are being asked to approve the elimination of an unnecessary fundamental investment restriction on pledging assets.

Amendments to the Investment Advisory and Subadvisory Agreements

In connection with the proposal described above relating to borrowing, you are being asked to approve amendments to the fund’s advisory and subadvisory agreements to reflect the inclusion of assets purchased with borrowed funds in the calculation of the advisory and subadvisory fees. To the extent that the fund borrows for investment purposes, the fund’s adviser and subadviser would have additional responsibilities and would expend additional resources and effort in managing the amounts borrowed. Accordingly, you are being asked to approve the revisions to the advisory and subadvisory agreements in order to compensate the adviser and the subadviser on all of the fund’s assets that they would manage.

Approval of these proposals would not increase the contractual rates at which advisory or the subadvisory fees are charged.

The fund’s adviser and subadviser believe that the proposed changes would benefit the fund and its shareholders by allowing the flexibility to pursue additional investment opportunities.

Your Proxy Statement includes a description of each of these proposals.

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Your Vote Matters!

After careful consideration, the Board has unanimously approved each proposal and recommends that shareholders vote “FOR” its approval, but the final approval requires your vote. No matter how large or small your fund holdings, your vote is important. After you review the proxy materials, please submit your vote promptly to help us avoid the need for additional mailings.

For your convenience, you may vote in one of three ways:

1)	via telephone by calling the number listed on your proxy card(s),

2)	via mail by returning the enclosed proxy card(s) or

3)	via the Internet by visiting the website on your proxy card and entering your control number.

I am confident that the proposed changes will help us better serve all of the fund’s shareholders. If you have questions, please call a John Hancock Funds Customer Service Representative at 1-866-859-8682 Monday-Friday between 9:00 A.M. and 11:00 P.M., Eastern Time, and Saturday between 12:00 P.M. and 6:00 P.M., Eastern Time. I thank you for your time and your prompt vote on these matters.

Sincerely,

Andrew G. Arnott Chief Executive Officer
John Hancock Advisers, LLC

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JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND

601 Congress Street

Boston, Massachusetts 02210

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of John Hancock Bank and Thrift Opportunity Fund:

Notice is hereby given that a special meeting of shareholders of John Hancock Bank and Thrift Opportunity Fund will be held at 601 Congress Street, Boston, Massachusetts 02210, on Friday, January 18, 2013, at 2:00 P.M., Eastern Time (the “Meeting”). A proxy statement, which provides information about the purposes of the Meeting, is included with this notice. The Meeting will be held for the following purposes:

Proposal 1	Revision to, or elimination of, fundamental investment restrictions regarding:
	(a)	Borrowing money; and
	(b)	Pledging, mortgaging, or hypothecating assets;

Proposal 2	(a)

An amendment to the advisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees and to add a fee breakpoint; and

	(b)	An amendment to the subadvisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the subadvisory fees.

Any other business that may properly come before the Meeting or any adjournment of the Meeting.

The Board of Trustees recommends that you vote FOR each proposal.

Each shareholder of record of the fund as of the close of business on November 1, 2012 is entitled to receive notice of, and to vote at, the Meeting and at any adjournment thereof.

Whether or not you expect to attend the Meeting, please complete and return the enclosed proxy card in the accompanying envelope. No postage is necessary if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to Be Held on January 18, 2013.

The Proxy Statement is available at: www.jhfunds.com/proxy.

By order of the Board of Trustees,

Thomas M. Kinzler

Secretary

November 19, 2012

Boston, Massachusetts

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Your vote is important - Please vote your shares promptly.

Shareholders are invited to attend the Meeting in person. Valid photo identification may be required to attend the Meeting in person. Any shareholder who does not expect to attend the Meeting is urged to vote by:

(i)	completing the enclosed proxy card(s), dating and signing it, and returning it in the envelope provided, which needs no postage if mailed in the United States;

(ii)	following the touch-tone telephone voting instructions found below; or

(iii)	following the Internet voting instructions found below.

In order to avoid unnecessary expense, we ask your cooperation in responding promptly, no matter how large or small your holdings may be.

INSTRUCTIONS FOR EXECUTING PROXY CARDS

The following general rules for executing proxy cards may be of assistance to you and help avoid the time and expense involved in validating your vote if you fail to execute your proxy card(s) properly.

Individual Accounts: Your name should be signed exactly as it appears on the proxy card(s).

Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown on the proxy card(s).

All other accounts should show the capacity of the individual signing. This can be shown either in the form of the account registration itself or by the individual executing the proxy card(s).

INSTRUCTIONS FOR VOTING BY TOUCH-TONE TELEPHONE

Read the enclosed proxy statement, and have your proxy card(s) handy.

Call the toll-free number indicated on your proxy card(s).

Enter the control number found on the front of your proxy card(s).

Follow the recorded instructions to cast your vote.

INSTRUCTIONS FOR VOTING BY INTERNET

Read the enclosed proxy statement, and have your proxy card(s) handy.

Go to the Web site on the proxy card(s).

Enter the control number found on your proxy card(s).

Follow the instructions on the Web site.

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PRELIMINARY PROXY STATEMENT

JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 18, 2013

Important Notice Regarding the Availability of Proxy Materials for

the Special Shareholder Meeting to Be Held on January 18, 2013: This Proxy

Statement is available at www.jhfunds.com/proxy.

This Proxy Statement contains the information that a shareholder should know before voting on the proposals described in the notice. The fund will furnish, without charge, a copy of its Annual Report and/or Semiannual Report to any shareholder upon request by writing to the fund at 601 Congress Street, Boston, Massachusetts 02210 or by calling 1-800-225-6020.

This Proxy Statement is being used in connection with the solicitation of proxies by the Board of Trustees at the special meeting of John Hancock Bank and Thrift Opportunity Fund (the “fund” or “BTO”). The special meeting will be held at 601 Congress Street, Boston, Massachusetts 02210, on Friday, January 18, 2013, at 2:00 P.M., Eastern Time (the “Meeting”). Shareholders of the fund are being asked to vote on (1) revision to, or elimination of, fundamental investment restrictions regarding: (a) borrowing money and pledging, mortgaging, or hypothecating assets; (2) an amendment to the advisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees; and (3) an amendment to the subadvisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the subadvisory fees. The definitive Proxy Statement and proxy card are intended to be first mailed to shareholders on or about November 19, 2012.

John Hancock Advisers, LLC (the “Adviser”) serves as the fund’s investment adviser and administrator. An affiliate of the Adviser, John Hancock Asset Management a division of Manulife Asset Management (US) LLC (the “Subadviser”), serves as the fund’s subadviser.

Record Ownership

The Trustees of the fund have fixed the close of business on November 1, 2012 as the record date for determining shareholders eligible to vote at the Meeting (the “Record Date”). All shareholders of record at the close of business on the Record Date are entitled to one vote for each share (and fractional votes for fractional shares) on all business of the Meeting or any adjournment of the Meeting. On the Record Date, 18,528,511 shares of beneficial interest of the fund were outstanding.

As of the Record Date, none of the Trustees beneficially owned individually, and the Trustees and executive officers of the fund as a group, did not beneficially own in excess of one percent of the outstanding shares of the fund. To the best knowledge of the fund, the shareholder listed below owned more than 5% of the fund’s shares as of the date indicated. This information may be different as of the Record Date.

Name and Address of Owner	Percent
First Trust Portfolios LP	10.42	% (1)
120 East Liberty Drive
Wheaton, Illinois 60187

(1)	As of June 30, 2012.

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PROPOSALS 1(a) AND 1(b) - REVISION TO, OR ELIMINATION OF, CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS

Introduction

The Board of Trustees of BTO recommends that shareholders approve a proposal to amend the fund’s fundamental investment restriction limiting the fund’s ability to borrow money. If shareholders approve this proposal, the fund would be permitted to increase its assets available for investment by borrowing from banks and other financial institutions, an investment strategy commonly referred to as “leverage”. The fund can currently utilize leverage by issuing equity securities and debt, but not by borrowing. The proposed change is therefore designed to permit the fund to utilize an additional form of leverage.

The Trustees also recommend that shareholders approve a proposal to remove the fund’s fundamental investment restriction regarding pledging, hypothecating, mortgaging and otherwise encumbering its assets. If shareholders approve this proposal, the fund would be permitted to pledge, hypothecate and mortgage its assets without the current limitations.

Because these two restrictions are fundamental, they cannot be changed without shareholder approval.

Proposal 1(a): Amendment of Fundamental Investment Restriction Relating to Borrowing.

BTO currently has a fundamental investment policy regarding borrowing money and issuing senior securities that permits the fund to issue senior securities including equity or debt securities such as preferred shares, notes and bonds. This investment restriction, however, places limits on the amount of money that the fund may borrow and the purposes for which the fund may borrow money. BTO may borrow money in connection with the repurchase or retirement of securities, or tender offers, to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), and for temporary or emergency purposes in an amount not to exceed 5% of its total assets. BTO can also issue short-term credits necessary for settlement of securities transactions. The current limitations on borrowing are more restrictive than those imposed by the 1940 Act. BTO’s current investment restriction on borrowing is stated as follows:

“The fund may not borrow, except that (a) the fund may issue senior securities, as defined in the Investment Company Act, to the extent permitted under the Investment Company Act, (b) short-term credits necessary for settlement of securities transactions are not considered borrowings, (c) the fund may borrow up to 5% of its total assets (including the amount borrowed) for temporary or emergency purposes and (d) the fund may borrow to the extent permitted by the Investment Company Act pending the orderly disposition of portfolio securities sufficient to repay such borrowings in connection with the funding of repurchases or retirement of securities, or tender offers.”

BTO’s proposed investment borrowing restriction is as follows:

“The fund may not issue senior securities or borrow except as permitted under the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.”

The revised policy would permit the fund to borrow money and issue senior securities for any purpose to the fullest extent permitted by the 1940 Act and the rules thereunder. This revision, if approved by the fund’s shareholders, would provide the fund with the flexibility to take advantage of investment opportunities when the Adviser and the Subadviser believe that the return from the additional investment would exceed the cost of borrowings. To the extent that the income and/or capital appreciation derived from securities purchased with borrowed money exceeds the cost of such leverage, the fund’s return will be greater than if leverage had not been used. The use of leverage through borrowings, therefore, creates an opportunity for increased net investment income and/or capital appreciation. The Fund’s Adviser and Subadviser have experience managing seven other funds within the John Hancock Complex that utilize leverage by borrowing.

While the use of leverage through borrowings creates potential benefits to the fund’s shareholders, it also creates risks. Increases and decreases in the value of the fund’s portfolio may be magnified when the fund uses leverage. Thus, the use of leverage may cause greater volatility of net asset value, market price and dividend rate of the fund’s shares. The fund will incur interest expense on borrowed money and may be required to pay a commitment, structuring or other fee in connection with borrowings. If the implementation of this strategy does not prove successful, the cost of borrowings may exceed the income and appreciation on the

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assets purchased with such borrowings. If the returns from the securities purchased are not sufficient to cover these expenses, the amount available for distribution to shareholders will be less than if leverage had not been used. The Adviser may determine nonetheless to maintain the fund’s leveraged position if it expects that the long-term benefits to the fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return. Borrowings may result in the fund being subject to covenants in credit facility agreements relating to asset coverage and portfolio composition requirements, which may be more stringent than those imposed by the 1940 Act.

If Proposals 2(a) and 2(b) below are approved, the fees paid to the Adviser and Subadviser will be calculated on the basis of the fund’s gross assets, including proceeds from the borrowings. The contractual fee rate will remain the same with respect to the first $500 million of the fund’s average daily gross assets and would decrease with respect to any assets in excess of $500 million, but the aggregate fee will be higher during periods when leverage is utilized, which may create an incentive for the Adviser and the Subadviser to employ leverage. However, the Adviser and the Subadviser intend to leverage the fund only when they believe that the potential return on the additional investments acquired through the use of leverage is likely to exceed the costs incurred in connection with the borrowings. The Board of Trustees will monitor this potential conflict.

The Trustees of BTO have considered the proposal to amend the fund’s fundamental investment restriction. In the course of their evaluation, the Trustees considered several factors, including the risks to which the fund may be exposed as a result of leverage, the fact that the fund’s distributions to shareholders may increase or decrease, the fact that the fund will bear the expenses of borrowings, and the Adviser’s and the Subadviser’s potential conflict described above and experience in managing closed-end funds with leverage through borrowings. As a result of their consideration of the above factors and other relevant information, the Trustees of BTO recommend that shareholders approve Proposal 1(a).

Proposal 1(b): Elimination of Fundamental Investment Restriction Relating to Pledging, Mortgaging and Hypothecating Assets.

BTO’s current investment restriction related to pledging, mortgaging and hypothecating assets is as follows:

“The fund may not pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure borrowings or issue senior securities permitted by the preceding paragraph. Collateral arrangements with respect to margin, option and other risk management and when-issued and forward commitment transactions are not deemed to be pledges or other encumbrances for purposes of this restriction.”

Although BTO is permitted to pledge assets in connection with securing borrowings or issuing senior securities, the elimination of this restriction is recommended to ensure flexibility to engage in such borrowing and other transactions, which may require the fund to encumber its assets, in response to changing market conditions and circumstances. Eliminating this restriction is also being recommended to promote uniformity among the John Hancock group of funds. In addition, there is no express requirement under the 1940 Act that BTO have a fundamental policy regarding pledging, hypothecating, mortgaging or otherwise encumbering its assets and, accordingly, the Board recommends that this fundamental investment restriction be eliminated to avoid unnecessary encumbrances.

Required Vote

Each of Proposal 1(a) and Proposal 1(b) will require the affirmative vote of a Majority of the Outstanding Voting Securities of the fund (as described below). If shareholders do not approve Proposal 1(a) or Proposal 1(b), both current investment restrictions will remain in effect, and the Trustees will consider what further action, if any, to take.

The Board, including all the Trustees who are not “interested persons” (as defined in the 1940 Act) of the fund (the “Independent Trustees”), recommends that shareholders vote “FOR” Proposal 1(a) and “FOR” Proposal 1(b).

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PROPOSALS 2(a) AND 2(b) - AMENDMENT OF ADVISORY AND SUBADVISORY AGREEMENTS

Introduction

The Trustees recommend that shareholders approve amending the advisory and subadvisory agreements to provide for investment leverage, including borrowing, in the calculation of the advisory and subadvisory fees. In using leverage as described above, the fund would increase its assets with the goal of increasing return to shareholders, potentially yielding a higher return from the investment of those assets than the costs of such borrowing. The current method for calculating advisory fee and the subadvisory fee does not take into account the fund’s use of such leverage. If Proposal 2(a) is approved, the contractual advisory fee rate payable by the fund to the Adviser would remain the same with respect to the first $500 million of the fund’s average daily gross assets and, if the fund’s gross assets exceed $500 million, the fee rate with respect to assets in excess of $500 million, would decrease as described below. If Proposal 2(b) is approved, the contractual subadvisory fee rate payable by the Adviser to the Subadviser will not change.

Current Calculation of Fees Under the Advisory and Subadvisory Agreements

Pursuant to the current advisory agreement, the fund pays the Adviser an advisory fee equal to 1.15% of the fund’s average daily net assets. Under the current subadvisory agreement, the Adviser pays the Subadviser a subadvisory fee equal to 0.40% of the fund’s average daily net assets. The fund is not responsible for payment of the subadvisory fee.

Proposed Calculation of Advisory and Subadvisory Fees Under the Advisory and Subadvisory Agreements

Proposal 2(a) seeks to amend the calculation of advisory fee from “net assets” to “gross assets” and change the advisory fee rate to 1.00% with respect to the fund’s average daily gross assets in excess of $500 million. Proposal 2(b) seeks to amend the calculation of investment subadvisory fee from “net assets” to “gross assets”. Gross assets would be defined as “total assets of the fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility/commercial paper program or other forms of borrowings or the issuance of debt securities), (ii) the issuance of preferred shares or other similar preference securities, and/or (iii) any other means.” Because the fund’s gross assets are currently less than $500 million (even if the fund employs leverage through borrowings equal to 25% of its current gross assets), the proposed change to the advisory agreement would not change the contractual fee rate payable by the fund to the Adviser. Similarly, as noted above, the proposed change to the subadvisory agreement would not change the contractual fee rate payable by the Adviser to the Subadviser.

Although the proposed changes to the advisory and subadvisory agreements would not change the contractual fee rates based on the fund’s current assets, the assets upon which such fees are calculated would be increased to include borrowings and the effect of leveraging the fund. If investment leverage is not used, the proposed amendments will not result in any change to the amount of the advisory and subadvisory fees (assuming no change in the fund’s asset level). If investment leverage is used, the aggregate amount of advisory fee incurred by the fund and the subadvisory fee incurred by the Adviser would increase, even though the contractual fee rates would remain the same or would be reduced, depending on the fund’s asset level. The proposed change may provide the Adviser and Subadviser with an incentive to increase the gross assets by borrowing and, thus, the Adviser and the Subadviser may have differing interests from the fund in determining whether the fund’s assets should be leveraged. The Board of Trustees will monitor this potential conflict of interest to ensure that the use of leverage is beneficial to the fund and its shareholders.

Without the proposed change to the advisory and subadvisory fee structure, however, there would be a disincentive for the Adviser and the Subadviser to utilize leverage in managing the fund’s assets. For this reason, it is commonplace in the mutual fund industry for investment advisers to be compensated upon the gross assets that they manage. This is also consistent with the fees the Adviser and the Subadviser receive for management of other leveraged funds. Assuming that Proposal 1(a) is approved, the size of the fund that the Adviser and Subadviser would be required to manage if the fund utilizes leverage through borrowings would increase, together with the costs to the Adviser and Subadviser associated with managing a larger fund. As a result of managing a larger fund, the Adviser and Subadviser would face increased management, administration and compliance costs and responsibilities. However, under the current advisory and subadvisory agreements, the fees paid to them would not increase and would no longer be directly aligned with the size of the fund. The Board of Trustees believes it is appropriate to align the size of the fund and Adviser’s and Subadviser’s costs proportionally with the compensation paid to the Adviser and the Subadviser. The proposed amendments would achieve this by allowing the Adviser and Subadviser to be paid at their current fee rates on all of the fund’s assets that they would manage.

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At the Meeting, shareholders will be asked to approve: (i) the amendment to the current advisory agreement (the “Advisory Agreement Amendment”) to change the base amount used to calculate the Adviser’s advisory fee and to change the advisory fee with respect to any gross assets in excess of $500 million and (ii) the amendment to the current subadvisory agreement (the “Subadvisory Agreement Amendment”) to change the base amount used to calculate the Subadviser’s investment subadvisory fee. The Advisory Agreement and the Subadvisory Agreement Amendments are set forth on Appendix A to this Proxy Statement, marked to show changes from the relevant portions of the current advisory and subadvisory agreements.

Advisory and Subadvisory Fees

The aggregate amount of advisory fees that the fund paid to the Adviser during the fiscal year ended October 31, 2011 was $3,970,598. If the Advisory Agreement Amendment had been in effect and if the fund had employed leverage through borrowings equal to 25% of its total assets, the aggregate amount of the advisory fees for the same period would have been $5,293,903, representing an increase of approximately 33.3%.

The aggregate amount of subadvisory fees that the Adviser paid to the Subadviser during the fiscal year ended October 31, 2011 was $1,381,078. If the Subadvisory Agreement Amendment had been in effect and if the fund had employed leverage through borrowings equal to 25% of its total assets, the aggregate amount of the investment subadvisory fee for the same period would have been $1,841,358, representing an increase of approximately 33.3%. As noted above, the Adviser, and not the fund, is responsible for payment of these fees to the Subadviser.

The following table shows the fund’s expenses expressed as a percentage of average assets attributable to common shares: (i) based on actual expenses incurred during the fiscal year ended October 31, 2011 under the current advisory agreement and (ii) on a pro forma basis as if the Advisory Agreement Amendment had been in effect during 2011 and assuming that the fund had employed leverage through borrowings equal to 25% of its total assets during the entire period. If Proposal 2(a) is approved, the fund’s actual annual expenses may be substantially higher or lower than the estimated amounts shown below.

For purposes of the table below, the fund’s “net assets” means its assets attributable to common shares, less expenses incurred in the normal course of operations, and the fund’s “gross assets” means its total assets, including assets attributable to commons shares and leverage, less expenses incurred in the normal course of operations.

ANNUAL EXPENSES

	ACTUAL	PRO FORMA BASED ON NET ASSETS ASSUMING BANK DEBT		PRO FORMA BASED ON GROSS ASSETS ASSUMING BANK DEBT
Management Fees	1.15%	1.53%		1.15%
Other Expenses(1)	0.37%	0.46%		0.34%
Interest Payments on Borrowed Funds	None	0.34	%(2)	0.25	%(2)
Total Annual Expenses	1.52%	2.33%		1.74%
Contractual Expense Reimbursement(3)	-0.15%	-0.20%		-0.15%
Net Fund Operating Expenses	1.37%	2.13%		1.59%

(1)	Includes fees payable to the Adviser under the Administration Agreement dated September 11, 2012. These fees are calculated on the basis of the fund’s average weekly net assets with respect to the “Actual” expenses and average weekly gross assets with respect to the “Pro Forma” expenses. “Other Expenses” have been estimated for the current fiscal year.
(2)	Reflects estimated finance fees that would have been incurred for the use of a third-party credit facility.
(3)	The administrator has contractually agreed to waive 0.15% of administration fee on the fund’s daily gross assets.

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The following table shows the expenses a shareholder of the fund would pay on an investment of $1,000, assuming a 5% annual return and redemption at the end of each period, on an actual basis and on a pro forma basis as if the Amendment had been in effect during 2011 and assuming that the fund had employed leverage in the form of bank debt, as described above. This hypothetical example assumes that all distributions are reinvested at net asset value. This example should not be considered a representation of future return or expenses. Annual return or expenses may be greater or less than those shown.

For purposes of the table below, the fund’s “net assets” means its assets attributable to common shares, less expenses incurred in the normal course of operations, and the fund’s “gross assets” means its total assets, including assets attributable to commons shares and leverage, less expenses incurred in the normal course of operations.

EXAMPLE

PERIOD	ACTUAL	PRO FORMA BASED ON NET ASSETS, ASSUMING BANK DEBT	PRO FORMA BASED ON GROSS ASSETS ASSUMING BANK DEBT
1 year	$14	$22	$16
3 years	$47	$71	$53
5 years	$81	$123	$93
10 years	$180	$265	$204

Terms of the Advisory and Subadvisory Agreements

Advisory Agreement

The Adviser serves as investment adviser to the fund pursuant to the current advisory agreement dated July 1, 2009. The current advisory agreement was last approved by the fund’s shareholders at an annual meeting of shareholders held on May 18, 2009. The purpose of that proposal was to amend primarily the frequency with which the advisory fees are accrued and paid from monthly to daily, in order to provide consistency across the John Hancock Fund Complex. The Trustees most recently approved the continuance of the current advisory agreement on June 5, 2012, when the Trustees, including a majority of the Independent Trustees, approved its continuation for an additional one-year term.

In the current advisory agreement, the Adviser agrees, subject to the supervision of the Trustees, to select and contract with investment subadvisers to manage the investments and determine the composition of the assets of the fund and to monitor each Subadviser’s management of the fund’s investment operations in accordance with the investment objectives and related investment policies, as set forth in the fund’s registration statement. The Adviser may elect to manage the investments and determine the composition of the assets of the fund, subject to the approval of the Trustees of the fund. In the event of such election, the Adviser, subject to the direction and control of the Trustees of the fund, will manage the investments and determine the composition of the assets of the fund in accordance with the fund’s registration statement.

The current advisory agreement provides that the Adviser will not be liable for any error of judgment or mistake of law or for any other act or omission suffered by the fund in connection with the performance of the current advisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard of its obligations and duties under the current advisory agreement.

If approved at the Meeting, the Advisory Agreement Amendment will become effective upon such approval. If the Advisory Agreement Amendment is not approved, the current advisory agreement will remain in effect until its annual continuance is considered by the Board in 2013, subject to further continuation or earlier termination in accordance with its terms.

Subadvisory Agreement

The Subadviser serves as investment subadviser to the fund pursuant to the current subadvisory agreement dated December 31, 2005. The current subadvisory agreement was approved by the Board on December 6, 2005 in connection with the restructuring of the Adviser. The Trustees most recently approved the current subadvisory agreement on June 5, 2012, when the Trustees, including a majority of the Independent Trustees, approved its continuation for an additional one-year term.

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In the current subadvisory agreement, the Subadviser agrees, subject to the supervision of the Adviser and the Trustees, to provide a continuous investment program and strategy for the fund, including investment research and management with respect to all of its securities, other investments, and cash equivalents and to make decisions with respect to and place orders for all purchases and sales of portfolio securities.

The current subadvisory agreement provides that the Subadviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the fund in connection with the performance of the current subadvisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Subadviser in the performance of its duties or from reckless disregard of its obligations and duties under the current subadvisory agreement.

If approved at the Meeting, the Subadvisory Agreement Amendment will become effective upon such approval, but only if the fund’s shareholders also approve Proposal 2 with respect to the advisory agreement. If the Subadvisory Agreement Amendment is not approved, the current sub-advisory agreement will remain in effect until its annual continuance is considered by the Board in 2013, subject to further continuation or earlier termination in accordance with its terms.

Information About the Adviser

John Hancock Advisers, LLC, located at 601 Congress Street, Boston, Massachusetts 02210, is the Fund’s investment adviser. The Adviser is a subsidiary of John Hancock Life Insurance Company (U.S.A.), located at 38500 Woodward Avenue, Bloomfield Hills, Michigan 48804, which in turn is a subsidiary of Manulife Financial Corporation (“Manulife Financial”) located at 200 Bloor Street East, Toronto, Ontario Canada M4W 1E5. John Hancock Life Insurance Company (U.S.A.) and its subsidiaries offer a broad range of financial products and services, including whole, term, variable, and universal life insurance, as well as college savings products, mutual funds, fixed and variable annuities, long-term care insurance and various forms of business insurance. Manulife Financial offers clients a diverse range of financial protection products and wealth management services through its extensive network of employees, agents and distribution partners. Funds under management by Manulife Financial and its subsidiaries were $504 billion at June 30, 2012.

The following table lists each director and the principal executive officer of the Adviser. The business address of each such person is 601 Congress Street, Boston, Massachusetts 02210.

Name	Position with the Adviser	Principal Occupation
Hugh McHaffie	Chairman and Director President	Executive Vice President, John Hancock Financial Services

Andrew G. Arnott	Director Chief Executive Officer	Senior Vice President, John Hancock Financial Services

Leo Zerilli	Director Senior Vice President	Vice President, John Hancock Financial Services

The following table lists the Trustees and officers of the fund who are also directors or officers of the Adviser.

Name	Position with the Fund

Hugh McHaffie	President

Andrew G. Arnott	Executive Vice President

Leo Zerilli	Senior Vice President, Investments

Robert Fanelli	Vice President, Investments

John Bryson	Vice President, Product Management

John J. Danello	Vice President, Law

Charles A. Rizzo	Chief Financial Officer

Michael J. Leary	Controller

Salvatore Schiavone	Treasurer

Francis V. Knox	Chief Compliance Officer

PRELIMINARY PROXY STATEMENT

During the fiscal year ended October 31, 2012, the fund did not pay brokerage commissions to any broker-dealer that was affiliated with the Adviser.

Other services performed by the Adviser for the fund

The fund has an administration agreement with the Adviser to perform necessary tax, accounting and legal services for the fund at an annual rate of 0.10% of the average gross assets of the fund. The amount paid by the fund to the Adviser pursuant to this agreement for the fiscal year ended October 31, 2011 was $345,326.

Management of similar funds

The following table lists other funds currently managed by the Adviser with an investment objective that is similar to that of your fund, and shows the size of the other funds, the fee rate payable to Adviser and indicates whether the Adviser has agreed to waive or reduce a portion of its fee.

Fund	Fund gross assets as of 10/31/12	Fee rate (as a percentage of average daily gross assets)	Fee waiver or reduction in effect
John Hancock Hedged Equity & Income Fund	$	1.00%	None
John Hancock Financial Industries Fund(1)	$	0.80%	None
John Hancock Regional Bank Fund(1)	$	0.80%	None
John Hancock Tax-Advantaged Global Shareholder Yield Fund	$	1.00%	None

(1)	Open-end fund.

Information About the Subadviser

The Subadviser, John Hancock Asset Management a division of Manulife Asset Management (US) LLC, located at 101 Huntington Avenue, Boston, Massachusetts 02199, is a subsidiary of John Hancock Life Insurance Company (U.S.A.), located at 38500 Woodward Avenue, Bloomfield Hills, Michigan 48804. John Hancock Life Insurance Company (U.S.A.) is a subsidiary of Manulife Financial Corporation (“Manulife Financial” or “MFC”), which is located at 200 Bloor Street East, Toronto, Ontario Canada M4W 1E5.

The following table lists each director and the principal executive officer of the Subadviser. The address of J-F Courville is 200 Bloor Street East, Toronto, Ontario Canada M4W 1E5 and the address of the other individuals is 101 Huntington Avenue, Boston, Massachusetts 02199.

Name	Position with the Subadviser	Principal Occupation
Barry H. Evans	Chairman and Director President, Chief Investment Officer-Fixed Income, Chief Operating Officer	President, Chief Investment Officer-Fixed Income, Chief Operating Officer

J-F Courville	Director	President & CEO, Manulife Asset Management
Christopher Conkey	Director Executive Vice President, Chief Investment Officer-Equities	Executive Vice President, Chief Investment Officer-Equities

Janis Largesse	Director	Global Controller, Manulife Asset Management
Frank Saeli	Director	Vice President, Head of Sales & Relationship Management

PRELIMINARY PROXY STATEMENT

Management of similar funds

The following table lists other funds currently managed by the Subadviser with an investment objective that is similar to that of your fund, and shows the size of such other funds, the fee rate payable to Subadviser and indicates whether the Subadviser has agreed to waive or reduce a portion of its fee.

Fund	Fund gross assets as of 10/31/12	Fee rate (as a percentage of average daily gross assets)	Fee waiver or reduction in effect
John Hancock Financial Industries Fund(1)	$	0.40%	None
John Hancock Regional Bank Fund(1)	$	0.38%	None

(1)	Open-end fund.

Board’s Evaluation and Recommendation

At an in-person meeting on September 9-11, 2012, the Board, including all the Independent Trustees, approved the proposed Advisory Agreement Amendment and Subadvisory Agreement Amendment for the fund. At the September 2012 meeting, the Board determined that it was appropriate to rely upon its recent consideration of the factors considered in connection with the annual evaluation of the Advisory and Subadvisory Agreements conducted at the in-person meetings held on May 6-8 and June 3-5, 2012. A discussion of the basis of the Board’s approval of the Advisory and Subadvisory Agreements is included in Appendix B to this Proxy Statement.

At the September 9-11, 2012 meeting, the Board revisited the factors it previously considered at the May 6-8 and June 3-5, 2012 meetings to the extent relevant to the proposed Advisory Agreement Amendment and Subadvisory Agreement Amendment. The Board also took into account other factors it considered relevant in its evaluation of the Amendments, including the potential benefits that the fund and its shareholders may realize from a leveraged strategy.

The Board reviewed the nature, extent and quality of services provided by the Adviser and the Subadviser, including the Adviser’s and Subadviser’s history and experience providing investment services to the fund and their experience managing several other closed-end funds that utilize leverage by borrowing. The Board considered the quality and depth of the investment professionals having principal investment responsibility for the fund and the investment performance record of the fund over the longer and shorter time periods. The Board also considered the investment professionals’ experience and performance record in managing other portfolios with investment styles similar to the fund’s investment strategy after implementation of its new 80% investment policy and related change to its name, which are scheduled to become effective in December of this year.

In addition to evaluating the nature, extent and quality of services provided by the Adviser and the Subadviser, the Board further considered that the adviser and subadviser would be responsible for managing the additional borrowed assets and would be required to expend additional resources in managing such assets. In addition, the use of leverage would increase the complexity of the administrative and oversight responsibilities associated with securing and monitoring leverage for the fund. The Board noted that the Adviser and Subadviser would be unwilling to continue managing the fund on a leveraged basis unless the increased costs in managing such a fund are compensated through the fees that each of them receives.

The Board reviewed the fund’s contractual advisory fee rate payable by the fund to the Adviser as compared to the other funds in its expense group and the investment subadvisory fee rate payable by the Adviser to the Subadviser for investment subadvisory services. The Board considered the services provided and the fees charged by the Adviser and the Subadviser to other clients with similar investment mandates, including other registered investment companies, institutional investors and separate accounts. The Board considered the expense ratio of the fund on a historical basis and after giving effect to leverage and the benefits to the Adviser and the Subadviser from the revised fee calculation in the Advisory Agreement and the Subadvisory Agreement Amendments. The Board noted that the fees charged by the Adviser and the Subadviser were reasonable based on average advisory and subadvisory fees and operating expenses for comparable funds.

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The Board considered the extent to which economies of scale might be realized as the assets of the fund increase but recognized that there is limited ability to grow assets for a closed-end fund. The Board noted that the Adviser has agreed to reduce the advisory fee rate from 1.15% to 1.00% of the fund’s average daily gross assets in excess of $500 million and that the fund may benefit from such breakpoint.

Based on its review, the Board, including the Independent Trustees, determined that the terms of the Advisory Agreement Amendment and Subadvisory Agreement Amendment for the fund, including the advisory and subadvisory fee rates, were fair and reasonable and in the best interest of the fund and its shareholders, and unanimously approved the Advisory Agreement Amendment and Subadvisory Agreement Amendment for the fund.

Required Vote

Each of Proposal 2(a) and Proposal 2(b) will require the affirmative vote of a Majority of the Outstanding Voting Securities of the fund (as described below).

If shareholders do not approve the Advisory Agreement Amendment described in Proposal 2(a), the advisory agreement will not be amended. If shareholders do not approve the Subadvisory Agreement Amendment set forth in Proposal 2(b), the subadvisory agreement will not be amended. The Trustees will consider what further action, if any, to take in the event that Proposal 2(a) or Proposal 2(b) is not approved. In addition, if shareholders approve the Subadvisory Agreement Amendment but not the Advisory Agreement Amendment, the subadvisory agreement will not be amended.

The Board, including all the Independent Trustees, recommends that shareholders vote “FOR” Proposal 2(a) and “FOR” Proposal 2(b).

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MISCELLANEOUS

Voting Procedures

Directions to attend the Meeting where you may vote in person can be found on our website at www.jhfunds.com/proxy. Valid photo identification may be required to attend the Meeting in person. All valid proxies will be voted in accordance with specifications thereon, or in the absence of specifications, for approval of the proposals.

Revocation of Proxies. Proxies may be revoked at any time before the Meeting either (i) by a written revocation received by the Secretary of the fund, (ii) by a properly executed later-dated proxy received by the Secretary of the fund, or (iii) by an in-person vote at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. Shareholders may revoke a proxy as often as they wish before the Meeting. Only the latest dated, properly executed proxy card received prior to or at the Meeting will be counted.

Quorum. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting or any adjournment of the Meeting. The holders of a majority of the outstanding shares of fund at the close of business on that date present in person or by proxy will constitute a quorum for the Meeting.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held. No shares have cumulative voting rights.

In the event the necessary quorum to transact business or the vote required to approve a proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting with respect to any proposal in accordance with applicable law to permit further solicitation of proxies. Any adjournment of the Meeting will require the affirmative vote of the holders of a majority of the fund’s shares cast at the Meeting, and any adjournment with respect to any proposal will require the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal cast at the Meeting. The persons named as proxies will vote for or against any adjournment in their discretion.

Abstentions and Broker “Non-Votes.” Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee indicates on the proxy that it does not have discretionary voting power on a particular matter) are counted as shares entitled to vote at the Meeting in determining whether a quorum is present, but do not count as votes cast for a proposal. Therefore, abstentions and broker non-votes have the same effect as a vote “against” a proposal.

In this Proxy Statement, the term “Majority of the Outstanding Voting Securities” means the affirmative vote of the lesser of:

(1)	67% or more of the voting securities of the fund, present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present in person or by proxy; or

(2)	more than 50% of the outstanding voting securities of the fund.

Cost of Preparation and Distribution of Proxy Materials. The costs of the preparation of these proxy materials and their distribution will be borne by the fund.

Solicitation of Proxies. In addition to the mailing of these proxy materials, proxies may be solicited by telephone, by fax, by e-mail or in person by the Trustees, officers and employees of the fund; by personnel of the Adviser, its affiliates, or by broker-dealer firms. Computershare Shareowner Services LLC has been retained to assist in the solicitation of proxies at a cost of approximately $12,500 plus reasonable expenses.

Telephone Voting

In addition to soliciting proxies by mail, by fax, by e-mail or in person, the fund may also arrange to have votes recorded by telephone by officers and employees of the fund or by the personnel of the Adviser, the transfer agent or solicitor. The telephone voting procedure is designed to verify a shareholder’s identity, to allow a shareholder to authorize the voting of shares in accordance with the shareholder’s instructions and to confirm that the voting instructions have been properly recorded.

A shareholder will be called on a recorded line at the telephone number in fund’s account records and will be asked to provide certain identifying information.

PRELIMINARY PROXY STATEMENT

The shareholder will then be given an opportunity to authorize proxies to vote his or her shares at the Meeting in accordance with the shareholder’s instructions.

Alternatively, a shareholder may call the fund’s Voice Response Unit to vote by taking the following steps:

•	Read the Proxy Statement and have your proxy card(s) at hand.

•	Call the toll-free-number located on your proxy card(s).

•	Follow recorded instructions.

With both methods of telephone voting, to ensure that the shareholder’s instructions have been recorded correctly, the shareholder will also receive a confirmation of the voting instructions. If the shareholder decides after voting by telephone to attend the Meeting, the shareholder can revoke the proxy at that time and vote the shares at the Meeting.

Internet Voting

You will also have the opportunity to submit your voting instructions via the Internet by utilizing a program provided through a vendor. Voting via the Internet will not affect your right to vote in person if you decide to attend the Meeting. Do not mail the proxy card(s) if you are voting via the Internet. To vote via the Internet, you will need the “control number” that appears on your proxy card(s). These Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you are voting via the Internet, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which you must bear.

To vote via the Internet:

•	Read the proxy statement and have your proxy card(s) at hand.

•	Go to the Web site on the proxy card(s).

•	Enter the “control number” found on your proxy card(s).

•	Follow the instructions on the Web site.

•	To ensure that your instructions have been recorded correctly, you will receive a confirmation of your voting instructions immediately after your submission.

Shareholders Sharing the Same Address

As permitted by law, only one copy of this proxy statement may be delivered to shareholders residing at the same address, unless such shareholders have notified the fund of their desire to receive multiple copies of the shareholder reports and other materials that the fund sends. If you would like to receive an additional copy, please contact the fund by writing to 601 Congress Street, Boston, Massachusetts 02210, Attn: Michael Heffernan, or by calling 1-866-859-8682. The fund will then promptly deliver, upon request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the fund’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, also should send a request as indicated.

Other Matters

The Board does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

PRELIMINARY PROXY STATEMENT

SHAREHOLDER PROPOSALS

Shareholder proposals, including nominees for Trustee, intended to be presented at the fund’s 2014 annual meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the fund at its offices at 601 Congress Street, Boston, Massachusetts 02210, by no later than the close of business on May 22, 2013, for inclusion in the fund’s proxy statement and form of proxy relating to that meeting (subject to certain exceptions). Written notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 must be delivered to the Secretary of the fund at 601 Congress Street, Boston, Massachusetts 02210 by no later than the close of business on June 21, 2013 and no earlier than May 22, 2013. In order to be included in the fund’s Proxy Statement and form of proxy, a shareholder proposal must comply with all applicable legal requirements. Timely submission of a proposal does not guarantee that such proposal will be included.

BY ORDER OF THE BOARDS OF TRUSTEES

November 19, 2012,

Boston, Massachusetts

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD(S) IN THE ENCLOSED ENVELOPE OR, ALTERNATIVELY, TO VOTE BY TOUCH-TONE TELEPHONE OR THE INTERNET.

PRELIMINARY PROXY STATEMENT

APPENDIX A

AMENDMENTS TO THE ADVISORY AND SUBADVISORY AGREEMENTS FOR

JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND

Note: this marked version included for shareholder reference to indicate proposed changes.

AMENDMENT TO ADVISORY AGREEMENT

It is hereby agreed that on                     , the Board of Trustees of John Hancock Bank and Thrift Opportunity Fund (the “Fund”) voted to amend Section 4 of the Fund’s Advisory Agreement (dated July 1, 2009), effective     ,             as follows:

4.	Compensation of the Adviser. Subject to the provisions of section 2(d) of this Agreement, the Adviser shall be entitled to a fee, paid daily, at such annual percentage rates, as specified in Appendix A to this Agreement, of the average daily ~~net~~ gross assets of the Fund.

“Gross assets” of the Fund means total assets of the Fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility/commercial paper program or other forms of borrowings or the issuance of debt securities), (ii) the issuance of preferred shares or other similar preference securities, and/or (iii) any other means.

APPENDIX A

ADVISORY FEE SCHEDULE

Fund-	Fee

John Hancock Bank and Thrift Opportunity Fund	1.15% on the first $500 Million of Average Daily Gross Assets

1.00% on the Average Daily Gross Assets in Excess of $500 Million

Executed this                     .

JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND

By:

JOHN HANCOCK ADVISERS, LLC

By:

PRELIMINARY PROXY STATEMENT

AMENDMENT TO SUBADVISORY AGREEMENT

Appendix A referenced in Section 3 COMPENSATION OF SUB-ADVISER of the Fund’s Subadvisory Agreement dated December 31, 2005, is hereby amended, effective __, 2013, to reflect the following:

Fund	Percentage of Average Daily Assets
John Hancock Bank and Thrift Opportunity Fund	All Gross Assets
Subadvisory	0.400%

“Gross assets” of the Fund means total assets of the Fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility/commercial paper program or other forms of borrowings or the issuance of debt securities), (ii) the issuance of preferred shares or other similar preference securities, and/or (iii) any other means.

Executed this         , 2013.

JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND

By:
Name:
Title:

JOHN HANCOCK ASSET MANAGEMENT
A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

By:
Name:
Title:

PRELIMINARY PROXY STATEMENT

APPENDIX B

BOARD CONSIDERATION OF AND CONTINUATION

OF INVESTMENT ADVISORY AGREEMENT AND SUBADVISORY AGREEMENT

The Board of Trustees (the “Board”, the members of which are referred to as “Trustees”) of John Hancock Bank and Thrift Opportunity Fund (the “Fund”) met in-person on May 6-8, and June 3-5, 2012 to consider the approval of the Fund’s investment advisory agreement (the “Advisory Agreement”) with John Hancock Advisers, LLC (the “Adviser”), the Fund’s investment adviser. The Board also considered the approval of the investment subadvisory agreement (the “Subadvisory Agreement”) among the Adviser, Manulife Asset Management (US) LLC (the “Subadviser”) and the Fund. The Advisory Agreement and the Subadvisory Agreement are referred to as the “Agreements.”

Activities and composition of the Board

On June 3-5, 2012, the Board consisted of nine individuals, seven of whom were Independent Trustees. “Independent Trustees” are generally those individuals who are not employed by or have any significant business or professional relationship with the Adviser or the Subadviser. The Trustees are responsible for the oversight of operations of the Fund and perform various duties required of directors of investment companies by the Investment Company Act of 1940, as amended (the “1940 Act”). The Independent Trustees have independent legal counsel to assist them in connection with their duties. The Board has appointed an Independent Trustee as Chairman. On June 3-5, 2012, the Board had four standing committees that were composed entirely of Independent Trustees: the Audit Committee; the Compliance Committee; the Nominating, Governance and Administration Committee; and the Contracts & Operations Committee. Additionally, on June 3-5, 2012, Investment Performance Committee A was a standing committee of the Board composed of Independent Trustees and one Trustee who is affiliated with the Adviser. Investment Performance Committee A was responsible for overseeing and monitoring matters relating to the investment performance of the Fund. The Board also designated an Independent Trustee as Vice Chairman to serve in the absence of the Chairman. The Board also designates working groups or ad hoc committees as it deems appropriate.

The approval process

Under the 1940 Act, the Board is required to consider the continuation of the Agreements each year. Throughout the year, the Board, acting directly and through its committees, regularly reviews and assesses the quality of the services that the Fund receives under these Agreements. The Board reviews reports of the Adviser at least quarterly, which include Fund performance reports and compliance reports. In addition, the Board meets with portfolio managers and senior investment officers at various times throughout the year. The Board considers at each of its meetings factors that are relevant to its annual consideration of the renewal of the Agreements, including the services and support provided by the Adviser and Subadviser to the Fund and its shareholders.

Prior to the May 6-8, 2012 meeting, the Board requested and received materials specifically relating to the Agreements. The materials provided in connection with the May meeting included information compiled and prepared by Lipper, a Thomson Reuters company (“Lipper”), on Fund fees and expenses, the investment performance of the Fund and other matters including the prices at which Fund shares have traded. This Fund information is assembled in a format that permits comparison with similar information from a Category and a subset of the Category referred to as the Expense Group, each as determined by Lipper, and with the Fund’s benchmark index. The Category includes all funds that invest similarly to the way the Fund invests. The Expense Group represents funds of similar size, excluding passively managed funds and funds-of-funds. The Fund’s benchmark index is an unmanaged index of securities that is provided as a basis for comparison with the Fund’s performance. Other material provided for the Fund review included (a) information on the profitability of the Agreements to the Adviser and a discussion of any additional benefits to the Adviser or Subadviser or their affiliates that result from being the Adviser or Subadviser to the Fund; (b) a general analysis provided by the Adviser and the Subadviser concerning investment advisory fees charged to other clients, such as institutional clients and other investment companies, having similar investment mandates, as well as the performance of those other clients and a comparison of the services provided to those other clients and the services provided to the Fund; (c) the impact of economies of scale; and (d) a summary of aggregate amounts paid by the Fund to the Adviser.

At an in-person meeting held on May 6-8, 2012, the Board reviewed materials relevant to its consideration of the Agreements. As a result of the discussions that occurred during the May 6-8, 2012 meeting, the Board asked the Adviser for additional information on certain matters. The Adviser provided the additional information and the Board also considered this information as part of its consideration of the Agreements.

PRELIMINARY PROXY STATEMENT

At an in-person meeting held on June 3-5, 2012, the Board, including the Independent Trustees, formally considered the continuation of the Advisory Agreement and the Subadvisory Agreement, each for an additional one-year term. The Board considered what it believed were key relevant factors that are described under separate headings presented below.

The Board also considered other matters important to the approval process, such as services related to the valuation and pricing of Fund portfolio holdings. Other important matters considered by the Board were the direct and indirect benefits to the Adviser, the Subadviser and their affiliates from their relationship with the Fund and advice from independent legal counsel with respect to the review process and materials submitted for the Board’s review.

Nature, extent and quality of services

The Board reviewed the nature, extent and quality of services provided by the Adviser and the Subadviser, including the investment advisory services and the resulting performance of the Fund.

The Board considered the ability of the Adviser and the Subadviser, based on their resources, reputation and other attributes, to attract and retain qualified investment professionals, including research, advisory and supervisory personnel. It considered the background and experience of senior management and investment professionals responsible for managing the Fund. The Board considered the investment philosophy, research and investment decision-making processes of the Subadviser responsible for the daily investment activities of the Fund, including, among other things, portfolio trading capabilities, use of technology, commitment to compliance and approach to training and retaining portfolio managers and other research, advisory and management personnel.

The Board considered the Subadviser’s history and experience providing investment services to the Fund. The Board considered the Adviser’s investment manager analytical capabilities, market and economic knowledge and execution of its Subadviser oversight responsibilities. The Board further considered the culture of compliance, resources dedicated to compliance, compliance programs, record of compliance with applicable laws and regulation, with the Fund’s investment policies and restrictions and with the applicable Code of Ethics, and the responsibilities of the Adviser’s and Subadviser’s compliance departments.

In addition to advisory services, the Board considered the quality of the administrative services provided to the Fund by the Adviser under separate agreements. The Board noted that the Adviser and its affiliates provide the Fund with certain administrative services (in addition to any such services provided to the Fund by third parties) and officers and other personnel as are necessary for the operations of the Fund. The Board reviewed the structure and duties of the Adviser’s administration, accounting, legal and compliance departments and considered the Adviser’s and its affiliate’s policies and procedures for assuring compliance with applicable laws and regulations.

The Board also received information about the nature, extent and quality of services provided by and fee rates charged by the Adviser and Subadviser to their other clients, including other registered investment companies, institutional investors and separate accounts. The Board reviewed a general analysis provided by the Adviser and the Subadviser concerning investment advisory fees charged to other clients having similar investment mandates, the services provided to those other clients as compared to the services provided to the Fund, the performance of those other clients as compared to the performance by the Fund and other factors relating to those other clients. The Board considered the significant differences between the Adviser’s and Subadviser’s services to the Fund and the services they provide to other clients. For other clients that are not closed-end funds, the differences in services relate to the more burdensome regulatory and legal obligations of closed-end funds, the enhanced management and oversight arising from the public trading of Fund shares on an exchange and the potentially higher turnover of closed-end fund portfolio holdings. When compared to all clients including mutual funds, the Adviser has greater oversight and supervisory responsibility for the Fund and undertakes greater entrepreneurial risk as the sponsor of the Fund.

Fund performance

The Board was provided with reports, independently prepared by Lipper, which included a comprehensive analysis of the Fund’s performance. The Board also examined materials discussing Fund performance and the Fund’s investment objective, strategies and outlook. The Board also reviewed a narrative and statistical analysis of the Lipper data that was prepared by the Adviser, which analyzed various factors that may affect the Lipper rankings. The Board reviewed information regarding the investment performance of the Fund as compared to its Lipper Category as well as its benchmark index (see chart below). The Board was provided with a

PRELIMINARY PROXY STATEMENT

description of the methodology used by Lipper to select the funds in the Category. The Board also considered updated performance information provided by the Adviser at its May and June 2012 meetings. The Board regularly reviews the performance of the Fund throughout the year and attaches more importance to performance over relatively longer periods of time, typically three to five years.

Set forth below is the performance of the Fund (based on net asset value (“NAV”) and market value (“Market”)) over certain time periods ended December 31, 2011 and that of its Category average and benchmark index over the same periods:

	1-Yr	3-Yr	5-Yr	10-Yr
Bank and Thrift Opportunity Fund (NAV)	-11.18%	2.65%	-9.46%	0.95%
Sector Equity / Financial Services Cat. Average (NAV)	-13.31%	4.04%	-10.99%	-0.92%
S&P 1500 Bank Index	-10.61%	-1.19%	-17.59%	-4.45%
Bank and Thrift Opportunity Fund (Market)	-16.06%	5.19%	-11.11%	0.69%
Sector Equity / Financial Services Cat. Average (Market)	-12.85%	5.19%	-12.33	-1.25%

The Board noted that the Fund’s NAV performance compared favorably to the Category’s average NAV performance and the benchmark index over all periods shown, except for the one-year period over which the Fund underperformed its benchmark index’s performance and the three-year period over which it underperformed its Category’s average NAV performance.

Expenses and fees

The Board, including the Independent Trustees, reviewed the Fund’s contractual advisory fee rate payable by the Fund to the Adviser as compared with the other funds in its Expense Group. The Board also received information about the investment subadvisory fee rate payable by the Adviser to the Subadviser for investment subadvisory services. The Board considered the services provided and the fees charged by the Adviser and the Subadviser to other clients with similar investment mandates, including other registered investment companies, institutional investors and separate accounts.

In addition, the Board considered the cost of the services provided to the Fund by the Adviser. The Board received and considered expense information regarding the Fund’s various components, including advisory fees and fees other than advisory and distribution fees, including transfer agent fees, custodian fees, administration fees and other miscellaneous fees (e.g., fees for accounting and legal services). The Board considered comparisons of these expenses to the Expense Group median. The Board also considered expense information regarding the Fund’s total operating expense ratio (“Gross Expense Ratio”) and total operating expense ratio after taking any fee limitation arrangement by the Adviser into account (“Net Expense Ratio”). The Board considered information comparing the Gross Expense Ratio and Net Expense Ratio of the Fund to that of the Expense Group median.

The Board noted that the Fund’s advisory fee ratio was thirty-three basis points above the Expense Group median advisory fee ratio. The Board noted the following information about the Fund’s Gross and Net Expense Ratios contained in the Fund’s 2011 financial statements in relation with the Fund’s Expense Group median provided by Lipper in April 2012:

	Fund	Expense Group Median
Advisory Fee Ratio	1.15%	0.82%
Gross Expense Ratio	1.52%	1.41%
Net Expense Ratio	1.37%	1.37%

The Board viewed favorably the Adviser’s agreement to limit its administration fees to 0.10%. The Board favorably considered the impact of this agreement towards lowering the Fund’s Gross Expense Ratio.

The Board received and reviewed statements relating to the Adviser’s financial condition and was also provided with a profitability analysis that detailed the revenues earned and the expenses incurred by the Adviser for services under the Advisory Agreement, as well as from other relationships between the Fund and the Adviser and its affiliates. The Board reviewed the Adviser’s profitability with respect to the Fund and other funds the Board currently oversees for the year ended December 31, 2011 compared to available aggregate profitability data provided for the year ended December 31, 2010. The Board reviewed the Adviser’s profitability with respect to other fund complexes managed by the Adviser and/or its affiliates. The Board reviewed the Adviser’s assumptions and methodology of allocating expenses in the profitability analysis, noting the inherent limitations in allocating costs among various advisory products.

PRELIMINARY PROXY STATEMENT

The Board also considered a comparison of the Adviser’s profitability to that of a limited number of other investment advisers whose profitability information is publicly available. The Board recognized that profitability may be affected by numerous factors including, among other things, fee waivers and expense reimbursements by the Adviser, the types of funds managed, expense allocations and business mix, and therefore comparability of profitability is limited.

The Board considered limited profitability information with respect to the Subadviser, which is affiliated with the Adviser. In addition, as noted above, the Board considered basic assumptions and methodology for allocating expenses in the Subadviser’s profitability information.

Economies of scale

The Board, including the Independent Trustees, considered the extent to which economies of scale might be realized as the assets of the Fund increase but recognized that there is limited ability to grow assets for a closed-end fund. Possible changes in the advisory fee rate or structure in order to enable the Fund to participate in these economies of scale (e.g., through the use of breakpoints in the advisory fee at higher asset levels) are periodically discussed. The Board also considered the Adviser’s overall operations and its ongoing investment in its business in order to expand the scale of, and improve the quality of, its operations that benefit the Fund.

The Board recognized the inherent limitations of any analysis of economies of scale, stemming largely from the Board’s understanding that most of the Adviser’s costs are not specific to individual funds, but rather are incurred across a variety of products and services.

Other benefits to the Adviser and the Subadviser

The Board understands that the Adviser, the Subadviser or their affiliates may derive other ancillary benefits from their relationship with the Fund, both tangible and intangible, such as their ability to leverage investment professionals who manage other portfolios, an increase in their profile in the investment advisory community and the engagement of their affiliates and/or significant shareholders as service providers to the Fund, including for administrative and distribution services. The Board believes that certain of these benefits are difficult to quantify. The Board also was informed that the Subadviser may use third-party research obtained by soft dollars generated by certain mutual fund transactions to assist itself in managing all or a number of its other client accounts.

Board determination

The Board unanimously approved the continuation of the Advisory Agreement and the Subadvisory Agreement each for an additional one-year term. Based upon its evaluation of relevant factors in their totality, the Board was satisfied that the terms of the Agreements, including the advisory and subadvisory fee rates, were fair and reasonable and in the best interest of the Fund and its shareholders. In arriving at its decision to approve the Agreements, the Board did not identify any single factor or any group of factors as all-important or controlling, but considered all factors together. Different Trustees may have attributed different weights to the various factors considered. The Independent Trustees were also assisted by independent legal counsel in making this determination. The Trustees’ conclusions may be based in part on their consideration of these arrangements in prior years and on their ongoing regular review of Fund performance and operations throughout the year.

PRELIMINARY PROXY STATEMENT

Thank

You

for mailing

your proxy

card promptly!

601 Congress Street

Boston, MA 02210

1-800-852-0218

1-800-843-0090 EASI-Line

www.jhfunds.com

[P9PX 11/12]

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting,

Both are available 24 hours a day, 7 days a week.

You can also vote by mail.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/bto Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
John Hancock Bank and Thrift Opportunity Fund	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
OR
MAIL Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 33830

▼  FOLD AND DETACH HERE  ▼

Please mark your votes as indicated in this example	☒

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

		FOR	AGAINST	ABSTAIN

1(a)	Revision to fundamental investment restriction regarding borrowing money.	☐	☐	☐

1(b)	Elimination of fundamental investment restriction regarding pledging, mortgaging, or hypothecating assets.	☐	☐	☐

2(a)	An amendment to the advisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees and to add a fee breakpoint.	☐	☐	☐

2(b)

An amendment to the subadvisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the subadvisory fees. (Proposal 2(b) is conditioned upon approval of Proposal 2(a).)

		☐ ☐	☐ ☐	☐ ☐

JOHN HANCOCK BANK AND THRIFT

OPPORTUNITY FUND

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

Please refer to the proxy statement discussion of each of these matters.

Specify your vote by marking the appropriate spaces. When this proxy is properly executed, the shares to which this proxy relates will be voted as specified. If no specification is made, this proxy will be voted for the proposals in the proxy statement. The persons named as proxies have discretionary authority, which they intend to exercise in favor of the proposals referred to and according to their best judgment as to any other matters which may properly come before the meeting.

Please be sure to sign and date this Proxy.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.cpushareownerservices.com/ where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Special

Shareholder Meeting to Be Held on January 18, 2013: Letter to Shareholders, Notice of

Meeting and the Proxy Statement are available at: www.jhfunds.com/proxy.

Directions to attend the Meeting where you may vote in person can also be found on our website at www.jhfunds.com/proxy.

▼  FOLD AND DETACH HERE  ▼

John Hancock Bank and Thrift Opportunity Fund

Special Meeting of Shareholders

January 18, 2013

The undersigned shareholder of John Hancock Bank and Thrift Opportunity Fund (the “Fund”) hereby appoints ANDREW G. ARNOTT, JOHN DANELLO, KINGA KAPUSCINSKI, THOMAS M. KINZLER, NICHOLAS KOLOKITHAS, PATRICIA A. MORISETTE, CHARLES A. RIZZO, CHRISTOPHER SECHLER, BETSY ANNE SEEL, and ANDREW WILKINS, and each of them singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters at the Special Meeting of Shareholders of the Fund to be held on Friday, January 18, 2013 at the offices of the Fund, 601 Congress Street, Boston, Massachusetts 02210, at 2:00 p.m., Eastern time, and at any and all adjournments thereof, in respect of all common shares of the Fund held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all powers the undersigned would possess if personally present. All proxies previously given by the undersigned in respect of said meeting are hereby revoked.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please complete, sign, date and return this proxy in the enclosed envelope as soon as possible. Please sign exactly as your name or names appear in the box on the reverse side. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

WO#	33830